                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              U.S. ONCOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                              [US ONCOLOGY LOGO]

                               US ONCOLOGY, INC.
                       16825 Northchase Drive, Suite 1300
                             HOUSTON, TEXAS  77060

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     We cordially invite you to attend the 2001 Annual Meeting of Stockholders of US Oncology, Inc. The meeting will be held on Thursday, May 10, 2001, at 8:00 a.m., local time, at the Wyndham Hotel Greenspoint, 12400 Greenspoint Drive, Houston, Texas. At the meeting we will:

     1.  Elect four Class II directors to the Board of Directors;

     2. Vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants; and

     3.  Transact any other business as may properly come before the meeting.

     Stockholders who owned US Oncology stock at the close of business on Monday, April 9, 2001, may attend and vote at the meeting. If you cannot attend the meeting, you may vote by completing the enclosed Proxy Card as instructed and mailing the Proxy Card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a Proxy Card.

     We look forward to seeing you at the meeting.

                                      Sincerely,

                                      Leo E. Sands

                                      Leo E. Sands
                                      Chief Compliance Officer and Secretary

Houston, Texas
April 11, 2001

                            YOUR VOTE IS IMPORTANT
 ------------------------------------------------------------------------------
|Whether or not you expect to attend the meeting in person, we urge you to | |sign, date, and return the enclosed Proxy at your earliest convenience. This | |will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING | |AND RETURNING THE PROXY WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL | |SOLICITATION. Enclosed for that purpose is an addressed envelope for which no | |postage is required if mailed in the United States. Sending in your Proxy will| |not prevent you from voting your stock at the meeting if you desire to do so, |
|as your Proxy is revocable at your option.                                    |
 ------------------------------------------------------------------------------

                               US ONCOLOGY, INC.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Voting materials, which include this Proxy Statement, the Proxy Card and the 2000 Annual Report to Stockholders, will be mailed to stockholders on or about April 13, 2001. Our principal executive offices are located at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060. Our telephone number is
(832) 601-8766. Throughout this Proxy Statement, we refer to US Oncology, Inc. as "US Oncology" or the "Company".

     US Oncology will pay the costs of soliciting proxies from stockholders. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees of US Oncology may solicit proxies on behalf of US Oncology, without additional compensation, personally or by telephone.

                             QUESTIONS AND ANSWERS

Q:  WHO CAN VOTE AT THE MEETING?

A: The Board set April 9, 2001 as the record date for the meeting. All stockholders who owned US Oncology Common Stock on April 9, 2001 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held by that stockholder on all matters to be voted on. On April 9, 2001, approximately 94.4 million shares of US Oncology Common Stock were outstanding.

Q:  HOW MANY VOTES DOES US ONCOLOGY NEED TO HOLD THE MEETING?
A:  Shares are counted as present at the meeting if you:

    . are present and vote in person at the meeting; or . have properly submitted a proxy card.

    A majority of US Oncology's outstanding shares of Common Stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?
A:  There are two proposals scheduled to be voted on at the meeting:

    .  Election of Class II Directors; and
    . Ratification of PricewaterhouseCoopers LLP as US Oncology's independent accountants.

Q:  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
A: For the election of the Class II Directors, the four (4) individuals receiving the highest number of "FOR" votes will be elected. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote.

Q:  HOW ARE VOTES COUNTED?
A: You may vote either "FOR" or "AGAINST" each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants. If you abstain from voting on the ratification of the Company's independent accountants, it will not affect the outcome of that proposal. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each Director and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote. However, these shares may be counted for the purpose of establishing a quorum at the meeting. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?
A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?
A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your proxy card. For shares held in street name, the voting instruction card will be included by your broker or nominee. You may vote your shares by mail by signing your Proxy Card or, for shares held in the street name, by following the voting instruction card included by your broker or nominee and mailing in the enclosed potage-prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:  HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?
A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:  WHAT IS US ONCOLOGY'S VOTING RECOMMENDATION?
A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ended June 30, 2001.

                                 PROPOSAL NO. I
                         ELECTION OF CLASS II DIRECTORS
GENERAL

     Our Board of Directors is divided into three classes. Each class serves three years with the terms of office of the respective classes expiring in successive years. The present term of office for the Class II directors expires at the 2001 Annual Meeting. At the Annual Meeting, stockholders will vote for the four nominees for Class II director listed below. The term of each of the Class II directors elected at the meeting will continue until the annual meeting of stockholders in 2004 or until his or her successor has been duly elected and qualified.

NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING (CLASS II DIRECTORS)

  NAME OF DIRECTOR         AGE                       PRINCIPAL OCCUPATION                        DIRECTOR  SINCE
  ----------------         ---                       --------------------                        ---------------
Nancy G. Brinker           54         Founding Chair of the Susan G. Komen Breast Cancer               1999
                                      Foundation.

Lloyd K. Everson, M.D.     57         Director, Vice Chairman of the Board of Directors                2001
                                      and former President of US Oncology, Inc.

Stephen E. Jones, M.D.     59         Physician, Texas Oncology, P.A., an oncology                     1999
                                      practice with locations throughout Texas.

Robert A. Ortenzio         43         President and Chief Operating Officer, Select                    1992
                                      Medical Corporation.

     Except as set forth below, each of the Class II Directors has been engaged in his or her principal occupation set forth above during the past five years.

Nancy G. Brinker is the Founding Chair of the Susan G. Komen Breast Cancer Foundation, one of the nation's leading sponsors of breast cancer research and awareness programs. Ms. Brinker is also a consultant and public speaker on health care issues. Ms. Brinker currently serves as a director of Manpower, Inc. Ms. Brinker was Chief Executive Officer of In Your Corner, Inc., a wellness products and information company from 1995 to 1998. Ms. Brinker was formerly a director of Physician Reliance Network, Inc. ("PRN"), which merged with a subsidiary of the Company in 1999.

Lloyd K. Everson was President of the Company from November 1993 until March 2001. He received his medical degree from Harvard Medical School and his oncology training at Memorial Sloan Kettering and at the National Cancer Institute. He is board certified in internal medicine and medical oncology.
Dr. Everson has published widely in the field of oncology and is a member of numerous professional associations. He also has served as President of the Association of Community Cancer Centers and as Associate Chairman for Community Programs for the Eastern Cooperative Oncology Group. Dr. Everson resigned as President of the Company in March 2001. In addition, in March 2001, Dr. Everson was appointed as a director of the Company and Vice Chairman of the Board of Directors. Dr. Everson previously served as a director of the Company from 1993 until 1999.

Stephen E. Jones, M.D. received his medical degree from Case Western Reserve School of Medicine and post-doctoral training and education at Stanford University. Dr. Jones is a board certified medical oncologist and internist and a member of the American Society of Clinical Oncology and the American Society of Hematology. Dr. Jones' practice, Texas Oncology, P.A., is managed by the Company.

Robert A. Ortenzio has been President and Chief Operating Officer of Select Medical Corporation since February 1997. Prior to that time, Mr. Ortenzio was a co-founder and president of Continental Medical Systems, Inc., a provider of comprehensive medical rehabilitation programs and services, and a director of Horizon/CMS Healthcare Corporation, and served in various capacities at Continental Medical Systems, Inc. since February 1986.

VOTE REQUIRED FOR APPROVAL

     The four nominees receiving the highest number of votes will be elected as Class II directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

CONTINUING DIRECTORS

     The following describes current directors of the Company whose terms will continue after the annual meeting.

Directors Serving a Term Expiring at the 2003 Annual Meeting (Class I Directors)


   NAME OF NOMINEE         AGE                        PRINCIPAL OCCUPATION                        DIRECTOR  SINCE
   ---------------         ---                        ---------------------                       ---------------
J. Taylor Crandall         47         Managing Partner, Oak Hill Capital Management, Inc.,             1999
                                      an investment company.

James E. Dalton            58         President, Chief Executive Officer and a Director,               1998
                                      Quorum Health Group, Inc., a health care company.

Edward E. Rogoff, M.D.     58         Physician, Arizona Oncology Associates, P.C., an                 1995
                                      oncology practice in Tucson, Arizona.

Burton S. Schwartz, M.D.   59         Physician, Minnesota Oncology Hematology, P.A., an               1999
                                      oncology practice in Minneapolis, Minnesota.

      Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years.

J. Taylor Crandall has been Managing Partner of Oak Hill Capital Management, Inc. since January 1999. Also, he is currently Vice President and Chief Operating Officer of Keystone, Inc., an investment company, where he has been a Managing Partner since 1986 and was formerly Chief Financial Officer. Mr. Crandall is a director of Sunterra Corporation, Washington Mutual, Inc., Specialty Foods, Inc. and Bell & Howell Operating Company. Mr. Crandall was formerly a director of PRN.

James E. Dalton serves on the board of directors of AmSouth Bank, Select Medical Corporation, the Federation of American Hospitals and the Nashville Health Care Council. He also serves on the Board of Trustees of Universal Health Realty Income Trust and American Hospital Association. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is a past chairman of the Federation of American Hospitals.

Edward E. Rogoff, M.D. obtained his medical degree from the State University of New York, Downstate Medical School, and his training in radiation oncology from Memorial Sloan Kettering Cancer Center. He is board certified in radiation oncology. Dr. Rogoff's oncology group, Arizona Oncology Associates, P.C., has been managed by US Oncology since January 1995. Dr. Rogoff is a member of numerous professional societies, including the American Society of Therapeutic Radiology and Oncology and the American Society of Clinical Oncology.

Burton S. Schwartz, M.D. received his medical degree from Meharry Medical College in 1968 and is a board certified medical oncologist. Dr. Schwartz's oncology group, Minnesota Oncology Hematology, P.A., has been managed by PRN since February 1995. He is the immediate past president of that group. Dr. Schwartz was formerly a director of PRN.

Directors Serving a Term Expiring at the 2002 Annual Meeting (Class III
Directors)

  NAME OF DIRECTOR         AGE                       PRINCIPAL OCCUPATION                        DIRECTOR  SINCE
  ----------------         ---                       --------------------                        ---------------
Russell L. Carson          57        General Partner of Welsh, Carson, Anderson & Stowe,             1992
                                     an investment partnership.

Richard B. Mayor           67        Of Counsel, Mayor, Day, Caldwell & Keeton, L.L.P.,              1993
                                     a law firm.

Boone Powell, Jr.          64        Chairman of Baylor Health Care System.                          1999

R. Dale Ross               54        Chairman of the Board of Directors and Chief                    1992
                                     Executive Officer of US Oncology.

  Except as set forth below, each of the Class III Directors has been engaged in his principal occupation set forth above during the past five years.

Russell L. Carson is a director of Quorum Health Group, Inc. and Select Medical Corporation, both health care companies. Mr. Carson is also a director of various privately held health care companies.

Richard B. Mayor has been of counsel to the Houston law firm of Mayor, Day, Caldwell & Keeton, L.L.P. since January 1999, and prior to that he was a partner at that firm since its formation in February 1982.

Boone Powell, Jr. serves as an active member of Voluntary Hospitals of America. He is a director of Abbott Laboratories and Comerica Bank - Texas and is a fellow of the American College of Health Care Executives. Mr. Powell was previously a director of PRN.

R. Dale Ross has been Chairman of the Board of Directors and Chief Executive Officer of US Oncology since December 1992.

BOARD MEETINGS AND COMMITTEES

     The board held four meetings in 2000. Each director attended at least 75% of the Board meetings and committee meetings held during 2000 while he or she was a member of the Board or relevant committee. The Board has an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. Each committee is described as follows:

     The functions of the Audit Committee and its activities during 2000 are described below under the heading Report of the Audit Committee of the Board of Directors. During the year, the Board examined the composition of the Audit Committee in light of the adoption by Nasdaq of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the new rules and that at least one member of the Audit Committee is "financially sophisticated" within the meaning of the rules. The Audit Committee members are Richard B. Mayor (Chairman), James E. Dalton and Robert A. Ortenzio. The Audit Committee met eight times in 2000.

     The Compensation Committee reviews and recommends compensation for officers and employees of US Oncology and recommends to the Board of Directors changes in the Company's incentive compensation plans. The Compensation Committee is also responsible for the administration of the Company's various stock option plans. The members of the Compensation Committee are Russell L. Carson (Chairman), Robert A. Ortenzio and Boone Powell, Jr. The Compensation Committee met five times in 2000.

     The Executive Committee has all of the powers of the Board of Directors as a whole, other than the power to amend the Company's bylaws or to vote on any matter that under Delaware corporate law requires stockholder approval. The members of the Executive Committee are R. Dale Ross (Chairman), Russell L. Carson, Richard B. Mayor and Boone Powell, Jr. The Executive Committee met twice during 2000.

     The Nominating Committee has the power to nominate directors to be voted upon by stockholders and to fill all vacancies on the Board of Directors or any committee. The members of the Nominating Committee are Russell L. Carson (chairman), R. Dale Ross, James E. Dalton, Richard B. Mayor and Boone Powell, Jr. The Nominating Committee did not meet during 2000, but did act by unanimous written consent with respect to nominations for Directors.

STOCKHOLDER NOMINATIONS FOR DIRECTOR

     As described above, the Nominating Committee of the Board of Directors is responsible for selecting the board's nominees to serve as directors of the Company. Stockholders of the Company may also nominate individuals to serve as directors provided that they comply with the procedures set forth in the Company's Certificate of Incorporation and Bylaws.

     Under the Company's Certificate of Incorporation and Bylaws, notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Company's Secretary or Board of Directors prior to the meeting at which directors are to be elected. To be timely, a notice given with respect to any matter to be considered at an annual meeting of the stockholders (including nominations of director candidates) must be received at the Company's principal executive offices at least 120 days before the anniversary of the date on which the Company's proxy statement was released to its stockholders in connection with the previous year's annual meeting of stockholders or, if no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days, no later than ten days following the earlier of the date a notice of meeting is mailed or given to stockholders or the date when public disclosure of the meeting is otherwise made.

     With the notice, the stockholder must furnish the proposed nominee's written consent to being named as a nominee for election as a director and to serve as a director if elected. The stockholder must also provide the following information about the proposed nominee for director:

     .  the name, age, business address and residential address of such person,

     .  the principal occupation or employment of such person,

     . the class and number of shares of capital stock of the Company that are then beneficially owned by such person, and

     . any other information relating to such person that is required by law or any regulation to be disclosed in solicitations of proxies for the election of directors of the Company.

In addition, the stockholder must furnish the following information:

     . the name and address, as they appear in the stock records of the Company, of such stockholder,

     . the class and number of shares of capital stock of the Company that are then beneficially owned by such stockholder,

     . a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and

     . any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Company.

     Any nominee for director may also be required, at the request of the Board of Directors, to furnish to the Secretary of the Company any other information concerning such nominee that is required to be included in a stockholder's notice of a proposed nomination. No person will be eligible for election as a director of the Company unless nominated in compliance with the foregoing procedures. The chairman of a meeting of stockholders of the Company must refuse to accept the nomination of any person not made in compliance with the procedures described above. Any such defective nomination will be disregarded.

DIRECTOR COMPENSATION

          During 2000, each member of the Board was paid $6,000 per quarter and $1,500 for each board meeting attended and was reimbursed for his or her reasonable expenses in connection with attending board and committee meetings. Nonemployee directors are also eligible to participate in US Oncology's 1993 Non-Employee Director Stock Option Plan. Under that plan, in 2000 each director other than R. Dale Ross was granted an option to purchase 5,000 shares of US Oncology Common Stock. In addition, each director other than Mr. Ross was granted an option to purchase 1,000 shares of US Oncology Common Stock for each committee on which such director served.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following is a list of executive officers of the Company.

                  Name, Age, and Position                                             Experience
                  -----------------------                                             ----------
R. DALE ROSS, age 54                                           Mr. Ross has been Chairman of the Board and Chief
Chairman of the Board of Directors and Chief                   Executive Officer since December 1992.  He was
Executive Officer                                              self-employed from April 1990 until joining the
                                                               Company.  From December 1982 until April 1990, Mr. Ross
                                                               was employed by HMSS, Inc., a home infusion therapy
                                                               company.  Mr. Ross founded HMSS, Inc. and served as its
                                                               President and Chief Executive Officer and as a director.

LLOYD K. EVERSON, M.D., age 57                                 Dr. Everson has been President of the Company since
Vice Chairman of the Board                                     November 1993.  He received his medical degree from
Former President                                               Harvard Medical School and his oncology training at
                                                               Memorial Sloan Kettering and the National Cancer
                                                               Institute.  He is board certified in internal medicine
                                                               and medical oncology.  Dr. Everson has published widely
                                                               in the field of oncology and is a member of numerous
                                                               professional associations. He also has served as
                                                               President of the Association of Community Cancer
                                                               Centers and as Associate Chairman for Community
                                                               Programs for the Eastern Cooperative Oncology Group.
                                                               Dr. Everson resigned as President of the Company in
                                                               March 2001.  In addition, in March 2001, Dr. Everson
                                                               was appointed as a director of the Company and Vice
                                                               Chairman of the Board of Directors.

JOSEPH S. BAILES, M.D., age 44                                 Dr. Bailes joined the Company in June 1999.  Prior to
Executive Vice President for Clinical Services                 that, he was Executive Vice President of PRN from 1993
                                                               to 1999.  Dr. Bailes was formerly a physician at Texas
                                                               Oncology, P.A., the Company's largest affiliated
                                                               physician group.  He is a past President of The
                                                               American Society of Clinical Oncology and currently
                                                               serves as a director of ILEX Oncology, Inc., a
                                                               publicly-traded oncology pharmaceutical development
                                                               company.

BRUCE D. BROUSSARD, age 38                                     Mr. Broussard joined the Company in August 2000 with
Chief Financial Officer                                        primary responsibility for financial and accounting
                                                               activities, including financial reporting, treasury and
                                                               taxation.  Mr. Broussard was Chief Executive Officer of
                                                               HarborDental, a dental development company specializing
                                                               in free-standing upscale dedicated dental buildings,
                                                               from December 1997 until July 2000. From January 1996
                                                               to October 1997, he was Executive Vice President and
                                                               Chief Financial Officer of Regency Health Services,
                                                               Inc., a national chain of nursing homes and provider of
                                                               long-term health services. From 1993 to 1996, he was
                                                               the Chief Financial Officer and Director of Sun
                                                               Healthcare Group, a health care provider. Mr. Broussard
                                                               is a Certified Public Accountant. He currently serves
                                                               as a Director and Audit Committee member at U.S.
                                                               Physical Therapy, Inc., a publicly-traded provider of
                                                               outpatient physical and occupational therapy.


DAVID S. CHERNOW, age 44                                       Mr. Chernow joined the Company in 1993. He is
President, Physician Services Group                            currently President of the Physician Services Group,
                                                               which is responsible for coordinating the full spectrum
                                                               of operational and development services to the US
                                                               Oncology network of affiliated physicians, including new
                                                               affiliations, cancer center development, physician
                                                               recruitment and other development and strategic initiatives.


ATUL DHIR, M.D.; D. Phil, age 38                               Dr. Dhir joined the Company in November 1999.
President, Cancer Information and Research                     As President of Cancer Information and Research
Group                                                          Group, he is responsible for the Company's
                                                               clinical trial activities, cancer information
                                                               services and transplant initiatives.  Prior to
                                                               joining the Company, from 1994 until 1996, Dr.
                                                               Dhir was President of Health Strategies
                                                               Partners, a company he founded that provided
                                                               consulting services to hospitals and physicians;
                                                               a Vice President at Monsanto Corporation from
                                                               1996 to 1998; and a health care consultant with
                                                               McKinsey & Company from 1989 until 1993.  Dr.
                                                               Dhir holds a D. Phil. In molecular biology from
                                                               Oxford University where he was a Rhodes Scholar.



GEORGE M. MORGAN, age 48                                       Mr. Morgan joined the Company in October 2000
Senior Vice President, National Operations                     and has over twenty years experience in
                                                               operational and financial management in the
                                                               health care industry. At the Company, he is
                                                               responsible for the operational management of US
                                                               Oncology practices.  Mr. Morgan served as
                                                               Executive Vice President and Chief Financial
                                                               Officer of Mariner Post-Acute Network from
                                                               January 1999 until September 2000. On January
                                                               18, 2000 Mariner Post-Acute Network and
                                                               substantially all of its subsidiaries filed
                                                               voluntary petitions in the United States
                                                               Bankruptcy Court for the District of Delaware
                                                               under Chapter 11, Title 11 of the United States
                                                               Code.  From September 1994 to January 1999, Mr.
                                                               Morgan served as a senior operating and senior
                                                               corporate officer with Columbia/HCA Healthcare
                                                               Corporation. His positions of responsibility
                                                               included Chief Financial Officer, then Chief
                                                               Operating Officer of the Western Group from
                                                               September 1994 through April 1996; President of
                                                               the Ambulatory Surgery Division from April 1996
                                                               through June 1998; and Senior Vice
                                                               President--Managed Care from July 1998 until
                                                               January 1999.


R. ALLEN PITTMAN, age 53                                       Mr. Pittman joined the Company in 1993. As Chief
Chief Administrative Officer and Executive Vice                Administrative Officer and Executive Vice
President of Human Resources                                   President of Human Resources, he oversees the
                                                               corporate services functions of the Company,
                                                               including human resources, real estate and
                                                               general administrative services.  Mr. Pittman
                                                               has entered into a separation agreement with the
                                                               Company pursuant to which he will retire from
                                                               the Company.



LEO E. SANDS, age 53                                           Mr. Sands joined the Company in November 1992.
Chief Compliance Officer and Secretary                         He is primarily responsible for the Company's
                                                               compliance program, including all aspects of
                                                               regulatory and health care compliance and
                                                               governmental relations.  Mr. Sands is a member
                                                               of the board of the National Patient Advocacy
                                                               Foundation.


PHILLIP H. WATTS, age 35                                       Mr. Watts joined the Company in January 1998 as its
General Counsel                                                General Counsel.  He has primary responsibility for
                                                               overseeing the Company's legal operations.  From
                                                               September 1991 until December 1997, Mr. Watts was an
                                                               attorney at Mayor, Day, Caldwell & Keeton, L.L.P., a
                                                               law firm in Houston, Texas.


            SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND CERTAIN
                                  STOCKHOLDERS

  The following table shows how much US Oncology Common Stock is owned as of April 10, 2001 by each director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each holder of 5% or more of US Oncology's Common Stock.


                                                   NUMBER OF SHARES OWNED       NUMBER OF SHARES THAT MAY
                                                 (INCLUDING SHARES THAT MAY    BE ACQUIRED WITHIN 60 DAYS      PERCENTAGE OF
                                                 BE ACQUIRED WITHIN 60 DAYS          THROUGH OPTION             OUTSTANDING
NAME                                              THROUGH OPTION EXERCISES)             EXERCISES               COMMON STOCK
----                                              -------------------------    --------------------------      --------------
R. Dale Ross                                                717,674                      422,000                      *
Lloyd K. Everson, M.D.                                      637,166                      593,864                      *
Joseph S. Bailes, M.D.                                      484,197                      385,340 (1)                  *
David S. Chernow                                            196,373                      194,242                      *
Leo E. Sands                                                426,366                      367,408                      *
Nancy G. Brinker                                            131,217                       67,608                      *
Russell L. Carson                                           548,003 (2)                   34,000                      *
J. Taylor Crandall                                        3,740,288 (3)                   55,938                    4.0%
James E. Dalton, Jr.                                         33,848                       33,000                      *
Stephen E. Jones, M.D.                                       52,934                       22,000                      *
Richard B. Mayor                                            130,454                       59,000                      *
Robert A. Ortenzio                                           80,007 (4)                   31,000                      *
Boone Powell, Jr.                                            87,730 (5)                   63,930                      *
Edward E. Rogoff, M.D.                                      304,854                       33,000                      *
Burton S. Schwartz, M.D.                                     38,719                       20,000                      *
All directors and executive officers                      7,815,530                    2,587,530                    8.1%
as a group (20 persons)
Brown Investment Advisory & Trust Co.                     7,029,415 (6)                        0                    7.5%
 19 South Street
 Baltimore, MD  21202
Dimensional Fund Advisors                                 6,086,667                            0                    6.5%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA  90491
Heartland Advisors, Inc.                                  4,890,600                            0                    5.2%
 789 North Water Street
 Milwaukee, WI  53202

___________________________
*   Less than one percent
1   Includes 10,000 options granted by Texas Oncology, P.A.
2 Includes 16,000 shares held by family trusts. Mr. Carson disclaims beneficial ownership of such shares.
3 All shares (other than options) are beneficially owned by FW Physicians Investors, L.P., an investment limited partnership ("FW Physicians"). Mr. Crandall serves as President of Group 31, Inc., the general partner of FW Physicians.
4 Excludes 14,990 shares of US Oncology Common Stock with respect to which Mr. Ortenzio has a remainder interest.
5 Does not include 2,311,054 shares owned by Baylor University Medical Center, which is part of the Baylor Health Care System, of which Mr. Powell is Chairman. Mr. Powell disclaims beneficial ownership of such shares.
6 Includes 3,738,517 shares owned by Brown Advisory Incorporated, a wholly-owned subsidiary of Brown Investment
    Advisory & Trust Co.

COMPENSATION OF EXECUTIVE OFFICERS


  The following tables set forth (i) the remuneration paid by the Company for the three fiscal years ended December 31, 2000 to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, (ii) the number of shares of Common Stock that are subject to options granted to such individuals during the last fiscal year and the hypothetical value thereof assuming specified annual rates of Common Stock price appreciation and (iii) the amount realized upon the exercise of stock options during the last fiscal year and the value at the end of the last fiscal year of all stock options held by such individuals.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                               COMPOSITION
                                                                                              -------------
                                                              ANNUAL COMOPENSATION             SECURITIES
                                            FISCAL    --------------------------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR     SALARY       BONUS           OTHER         OPTIONS
---------------------------                  ----     ------       -----           -----        ---------
R. Dale Ross                                 2000   $618,694     $172,939              0        1,572,754
  Chairman of the Board,                     1999   $528,592     $337,178              0          700,000
  Chief Executive Officer                    1998   $399,000     $      0              0          200,000
  and Director

Lloyd K. Everson, M.D.                       2000   $457,005     $134,189              0           50,000
  Vice Chairman of the Board,                1999   $410,698     $254,783              0          400,000
  Former President                           1998   $334,875     $      0              0          175,000
  and Director

Joseph S. Bailes, M.D.                       2000   $308,126     $ 34,891              0           50,000
  Executive Vice President                   1999   $291,924     $ 67,500         76,153 /(1)/    400,000
                                             1998   $248,072     $      0              0           21,000

David S. Chernow                             2000   $356,001     $ 58,158              0           50,000
  President, Physician Services              1999   $265,763     $124,667              0          400,000
  Group                                      1998   $200,000     $      0              0          100,000

Leo E. Sands                                 2000   $344,941     $ 49,640              0           50,000
  Chief Compliance Officer                   1999   $228,972     $108,258              0          400,000
  and Secretary                              1998   $187,000     $      0              0           50,000


/(1)/  Relocation expenses.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000


                                        INDIVIDUAL GRANTS
                                    --------------------------
                                                  % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                                     NUMBER OF      OPTIONS                                 AT ASSUMED ANNUAL RATES
                                    SECURITIES    GRANTED TO                                STOCK PRICE APPRECIATION
                                    UNDERLYING     EMPLOYEES     EXERCISE                       FOR OPTION TERM
                                      OPTIONS      IN FISCAL    PRICE PER    EXPIRATION   ----------------------------
                                     GRANTED         YEAR       SHARE (1)       DATE           5%             10%
                                    ----------    ----------    ---------    ----------    ----------     -----------
R. Dale Ross                         1,344,438      43.5%        $4.96         12/13/10    $4,193,675     $10,627,449
                                       178,316       5.8%        $6.13/(2)/    12/13/10    $  347,599     $ 1,200,914
                                        50,000       1.6%        $4.02          3/20/10    $  126,409     $   320,334

Lloyd K. Everson, M.D.                  50,000       1.6%        $4.02          3/20/10    $  126,409     $   320,334

Joseph S. Bailes, M.D.                  50,000       1.6%        $4.02          3/20/10    $  126,409     $   320,334

David S. Chernow                        50,000       1.6%        $4.02          3/20/10    $  126,409     $   320,334

Leo E. Sands                            50,000       1.6%        $4.02          3/20/10    $  126,409     $   320,334
--------------

(1) Except where indicated, the exercise price per share for each option granted in 2000 is the market value of the Company's Common Stock as of the date such option was granted, as determined in accordance with the applicable stock option plan.
(2) The exercise price was in excess of the market value of the common stock on the date such option was granted.


         2000 OPTION EXERCISES AND DECEMBER 31, 2000 OPTION VALUE TABLE


                                                                 VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                     OPTIONS AT FISCAL YEAR END    OPTIONS AT FISCAL YEAR END(1)
                                  ACQUIRED         VALUE      ---------------------------   ----------------------------
                                 ON EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                -------------   -----------   -----------   -------------   ----------------------------
R. Dale Ross                     1,640,112(2)    $2,462,707       360,000       2,212,754     $271,200     $2,369,280

Lloyd K. Everson, M.D.               0           $        0       552,864         445,000     $649,797      $ 385,700

Joseph S. Bailes, M.D.               0           $        0       365,340         330,000     $180,800      $ 385,700

David S. Chernow                     0           $        0       236,242         412,000     $198,280      $ 385.700

Leo E. Sands                         0           $        0       311,408         408,800     $504,135      $ 385,700
-------------

(1) Based upon a closing price of the Company's Common Stock on December 29, 2000, as reported by The Nasdaq Stock Market, of $6.31 per share.
(2) Shares were acquired in a cashless exercise. Accordingly, of this amount, 1,344,438 shares were returned to the Company in payment of the exercise price for such options and related income tax liabilities. Mr. Ross retained 295,674 shares.

  In December 2000, the Compensation Committee approved the cashless exercise by
R. Dale Ross of stock options relating to 1,640,112 shares of common stock, which had been granted under the Company's 1993 Chief Executive Officer Stock Option Plan (the "CEO Plan") and were due to expire on December 16, 2000. To consummate this exercise, Mr. Ross was permitted to surrender to the Company shares of stock he would have received upon exercise of the options in satisfaction of the exercise price. In addition Mr. Ross surrendered shares with a value equal to the amount of federal income tax the Company withheld as a result of transaction. All shares surrendered were valued at the fair market value on the date of exercise, $4.96. As a result of this transaction, after surrender of the number of shares described above, Mr. Ross received 295,674 shares.

401(K) PLAN

  Effective January 1, 1994, the Company adopted a 401(k) plan (the "401(k) Plan") covering substantially all employees who have completed at least 1,000 hours of service. The 401(k) Plan is administered by the Company and permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with Section 401(k) of the Internal Revenue Code, as amended. Company contributions to the 401(k) Plan are permitted, but are not required. The Company made no matching contributions during 2000 but has made contributions during 2001.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases as provided in
Section 174 of the Delaware General Corporation Law (the law of the Company's state of incorporation) or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of US Oncology and its stockholders (through stockholders' derivative suits on behalf of US Oncology) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

  US Oncology's Bylaws provide that US Oncology will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require US Oncology to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of US Oncology or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  The Company has entered into employment agreements with each of the executive officers named in the summary compensation table above. Generally, the employment agreements establish the executive's base salary and contain a noncompetition agreement for a period of one year following termination. The employment agreement can be terminated at any time by the Company for "cause," as defined in the employment agreement, and by the employee upon 30 days written notice. Each agreement can also be terminated if the employee is disabled or unable to perform his assigned duties for a continuous period of six months. In the event the employee is terminated by the Company without cause, or in the event that the employee terminates his or her employment within six months of a "change of control," the Company will continue to pay the employee a salary for a period of the greater of the remaining term of employment or one year following such termination. A "change of control" occurs for purposes of the employment agreements if (i) the transfer of beneficial ownership of a majority of the outstanding US Oncology shares to any person, entity, or group (as defined in Section 13(d)(3)of the Securities Exchange Act of 1934, as amended);
(ii) the stockholders of the Company prior to any merger, consolidation or other transaction do not continue to own at least fifty percent (50%) of the surviving entity following such merger, consolidation or other transaction; (iii) the Company sells all or substantially all of its assets to another entity that is not a subsidiary of the Company; (iv) the Company is materially or completely liquidated; or (v) during any consecutive two-year period, individuals who constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. A "change of control" shall not be deemed to have occurred in the event of a tender offer, leveraged buyout, leveraged recapitalization or similar transaction in which one or more executive officers of the Company participates directly or indirectly as an investor or participant in such transaction.

SEVERANCE ARRANGEMENTS

  Effective March 2001, Dr. Lloyd Everson resigned his position as President of the Company. In connection with the resignation, Dr. Everson became a part-time employee of the Company, and will continue to provide leadership over physician communications and public policy initiatives. He was also appointed as a Director and Vice Chairman of the Board of Directors. In connection with the resignation, the Company agreed to pay Dr. Everson the severance benefits available under his employment agreement in effect at the time of resignation, which entitles him to continue to receive his base salary in effect on his date of resignation until January 1, 2003.


                 REPORT OF COMPENSATION COMMITTEE OF THE BOARD
                           ON EXECUTIVE COMPENSATION

  The following is the Report of the Compensation Committee of US Oncology describing the compensation policies and rationale applicable to US Oncology's executive officers. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that US Oncology specifically incorporates it by reference into a filing.

  The Compensation Committee consists (and consisted throughout 2000) of Russell
L. Carson, Robert A. Ortenzio and Boone Powell, Jr. None of them is employed by the Company. Each of them is also an "outside director," as defined under
Section 162(m) of the Internal Revenue Code.

COMPENSATION PHILOSOPHY AND COMMITTEE CHARTER

  US Oncology's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee sets US Oncology's compensation policies for executive officers, including the Chief Executive Officer, and evaluates the performance of the officers. Under its charter, the Committee is responsible for ensuring that the Company is able to attract and retain qualified people to serve as officers and in key management positions through the effective use of competitive compensation, benefits and management development programs. The Committee strongly believes that executive compensation should be directly linked to improvements in corporate performance and increases in stockholder value and should be consistent with US Oncology's business strategy.

  US Oncology needs to hire and retain high-quality, talented individuals to serve as officers and employees. To that end, US Oncology offers compensation that is designed to be competitive and to reward superior individual and company performance with superior levels of compensation. The Compensation Committee is expected to counsel the Chief Executive Officer regarding employment and compensation matters, to develop, review and evaluate policies and make recommendations with respect to benefit plans and programs or other compensation arrangements, to review and approve discretionary grants under the Company's stock option plans and to report to stockholders in the proxy statement on the Company's compensation policies. The Committee reports and makes recommendations to US Oncology's Board of Directors.

COMPONENTS OF EXECUTIVE COMPENSATION

     The Compensation Committee focuses primarily on the following three components in forming compensation packages for executive officers:

 .  Base Salary
 .  Incentive Bonuses
 .  Long-Term Incentives

Base Salary

     Base salary levels are intended to be competitive with companies in US Oncology's peer group for employees in similar geographical locations. Salary levels are based upon the executive's background, qualifications and job performance at US Oncology.

Incentive Bonuses

     Cash bonuses are awarded based upon achievement of individual and Company goals. The primary basis for awarding cash bonuses is the achievement of earnings per share goals for a given year.

Long-Term Incentives

     Stock-based incentives are used to motivate officers to achieve US Oncology's longer-term goals. US Oncology has generally placed greater emphasis on stock-based incentives than on cash bonuses in its compensation strategy for executive officers and will continue to do so. Company and individual performance results are considered when determining discretionary stock-based incentive awards, although no pre-determined performance criteria are utilized. During the fiscal year ended December 31, 2000, the Committee awarded stock options to selected officers and key employees under the 1993 Key Employee Stock Option Plan.

     By relying on long-term stock-based compensation, US Oncology puts a significant portion of each executive officer's total compensation at risk, based upon the financial performance of US Oncology. Furthermore, each executive's personal net worth may increase with any long-term appreciation of US Oncology's stock. In this manner, US Oncology seeks to align the long-term interests of its executive officers with the interests of US Oncology and its stockholders.

     For 2001 the Committee intends to continue its present performance-based compensation strategy. Our compensation philosophy will continue to reward performance for executive and broad-based employees tied to both corporate goals and individual benchmarks.

Compensation of the Chief Executive Officer.

     Compensation of the Chief Executive Officer is intended to be competitive with compensation paid by companies in US Oncology's peer group in similar geographical locations. The Chief Executive Officer's salary in 2000 was based upon the Compensation Committee's evaluation of his performance and US Oncology's performance, and the achievement of specified goals. Company performance is measured by, among other things, corporate net earnings, revenues and a comparison to US Oncology's peer group. Measurements used to evaluate the Chief Executive Officer, in addition to earnings, include stock price performance and development of sound strategic, operating and expansion plans.

Omnibus Budget Reconciliation Act of 1993.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid to each of its five most highly compensated officers. The Committee intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible under US Oncology's compensation policy. However, 1,000,000 of the options granted to Mr. Ross this year were granted pursuant to a plan that has not been approved by the Company's stockholders. Accordingly, under the Budget Act, compensation expense attributable to option exercises under that plan in excess of $1,000,000 in any one year would not be deductible by the Company for federal income tax purposes.

  Russell L. Carson, Chairman
  Robert A. Ortenzio
  Boone Powell, Jr.

                               PERFORMANCE GRAPH

  The graph below compares the value as of the last trading day of each of the five years ending with 2000 of $100 invested on December 31, 1995 (the last trading date of that year) in (a) US Oncology Common Stock; (b) the Nasdaq Stock Market Index and (c) the Nasdaq Health Services Index, an index that includes all U.S. and Canadian healthcare service companies listed on the Nasdaq Stock Market. The values calculated assume the reinvestment of all dividends. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that US Oncology specifically incorporates it by reference into such a filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                             [GRAPH APPEARS HERE]


                                                            CUMULATIVE TOTAL RETURN
                                    -------------------------------------------------------------------------
                                    12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                                    --------     --------     --------     --------     --------     --------
US Oncology, Inc.                     100.00        42.16        65.81        59.90        20.31        25.97
NASDAQ STOCK MARKET (U.S.)            100.00       123.04       150.69       212.51       394.92       237.62
NASDAQ HEALTH SERVICES                100.00        99.86       102.46        86.85        69.88        95.80

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on May 18, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in Appendix A to this proxy statement.

     The function of the Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to

     - the Company's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,
     - the Company's system of internal controls,
     - the Company's audit and accounting processes generally and
     - the Company's systems and policies to comply with applicable laws and regulations.

     In carrying out this function, the Committee provides independent and objective oversight of the performance of the Company's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, internal auditors, compliance officers and the Board concerning the Company's financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and complying with applicable laws and regulations.

     The Committee met eight times during 2000. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.


                                    Members of the Audit Committee

                                    Richard B. Mayor (Chairman)
                                    James E. Dalton
                                    Robert A. Ortenzio

                         INDEPENDENT ACCOUNTANTS' FEES

AUDIT FEES

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with the audits of the Company's financial statements and reports for the fiscal year ended December 31, 2000 were $476,865.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2000, PricewaterhouseCoopers rendered no professional services in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     In addition to the fees described above, aggregate fees of $1,340,340 were paid to PricewaterhouseCoopers during the fiscal year ended December 31, 2000 for other professional services, such as tax return preparation and internal audit services with respect to the Company's 401(k) plan. The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence.


                                 PROPOSAL NO. 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

GENERAL

     The Company is asking its stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2001. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors or the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.


     PricewaterhouseCoopers has acted as the Company's independent accountants since the Company's formation in 1992. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and available to respond to appropriate questions.


VOTE REQUIRED FOR APPROVAL

     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2001 requires the affirmative vote of a majority of the Company's outstanding shares that are present and entitled to vote at the meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR 2001. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     US Oncology does not believe that any of the transactions described below were made on terms less favorable to US Oncology than those that would have been available from unaffiliated parties and does not anticipate entering into transactions with affiliated parties in the future on terms less favorable than those that would be available from unaffiliated parties.

     Dr. Rogoff, a director of US Oncology, is a practicing physician with Arizona Oncology Associates, P.C., a physician group affiliated with US Oncology since January 1995. During fiscal 2000, Arizona Oncology Associates, P.C. paid the Company management fees of $3.3 million, excluding reimbursement for direct expenses of that physician group.

     Dr. Jones, who is a director of the Company, and Dr. Bailes, who is an Executive Vice President of the Company, are employed by Texas Oncology, P.A. The Company and Texas Oncology, P.A. are parties to a service agreement pursuant to which the Company provides Texas Oncology, P.A. with comprehensive management and development services. In 2000, Texas Oncology, P.A. paid the Company an aggregate of approximately $319 million pursuant to the service agreement. That fee amount is equal to 35% of the earnings before interest and taxes of Texas Oncology, P.A., plus direct expenses of Texas Oncology, P.A. Texas Oncology, P.A. beneficially owns approximately 4.5% of the Company's outstanding Common Stock. At December 31, 2000, Texas Oncology, P.A. was indebted to the Company in the aggregate amount of approximately $7.8 million. This indebtedness was incurred when the Company advanced working capital to Texas Oncology, P.A. for various uses, including the development of new markets and physician salaries and bonuses. This indebtedness bears interest at a rate negotiated by the Company and Texas Oncology, P.A. that approximates the published prime lending rate (9.5% at December 31, 2000).

     Mr. Powell, a director of the Company, is Chairman of Baylor Health Care System, of which Baylor University Medical Center ("BUMC") is a part. The Company leases facilities from affiliates of BUMC. Additionally, affiliates of BUMC provide the Company various services, including telecommunications and
maintenance services.   In 2000, payments by the Company to BUMC totaled an
aggregate of approximately $3.3 million for these services.

     Dr. Schwartz, a director of the Company, is president and medical director of Minnesota Oncology Hematology, P.A. ("Minnesota Oncology"). The Company and Minnesota Oncology entered into a service agreement effective July 1, 1996. During 2000, Minnesota Oncology paid the Company an aggregate of approximately $5.0 million, excluding reimbursement for direct expenses of Minnesota Oncology, pursuant to its service agreement.

     As part of the consideration for Minnesota Oncology entering into the service agreement, the Company was required to make quarterly payments of $464,000 to Minnesota Oncology through July 1, 2000. During 2000, the Company paid Minnesota Oncology an aggregate of $928,000 pursuant to such quarterly payments. In addition, the Company is required to issue a prescribed number of shares of the Company Common Stock to Minnesota Oncology on July 1 of each year through 2001. During 2000, the Company issued 176,000 shares of Common Stock to Minnesota Oncology pursuant to such yearly issuances.

                   COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Under U.S. securities laws, the Company's directors, executive officers and any persons holding more than ten percent (10%) of the Company's Common Stock are required to report their initial ownership of, and change in ownership of, the Company's Common Stock to the Securities and Exchange Commission (SEC). Specific due dates have been established for the filing of these reports.

     US Oncology believes that during 2000, its officers, directors and 10% shareholders complied with requirements for reporting ownership and ownership changes in US Oncology Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     In accordance with the rules established by the SEC, any stockholder proposal intended for inclusion in the proxy statement for next year's annual meeting of stockholders, which is anticipated to be held in May 2002, must be received by the Company no later than December 11, 2001. Such proposal should be sent to the Secretary of the Company at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

                                 OTHER MATTERS

     We do not know of any other matters to be submitted to the stockholders at the Annual Meeting.

                                                                      APPENDIX A

                                US ONCOLOGY INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS


 I.   EFFECTIVENESS

      When approved by the Board of Directors of the Corporation, this Audit Committee Charter will supersede the Committee's previously existing charter in its entirety.

 II.  FUNCTION

      The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to

      - the Corporation's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,
      - the Corporation's system of internal controls,
      - the Corporation's audit and accounting processes generally and
      - the Corporation's systems and policies to comply with applicable laws and regulations.

      In carrying out this function, the Committee provides independent and objective oversight of the performance of the Corporation's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, internal auditors, compliance officers and the Board concerning the Corporation's financial and compliance position and affairs.

      The Committee meets as frequently as necessary and shall generally meet in conjunction with each regularly scheduled meeting of the Board of Directors. The Committee shall maintain minutes of all its meetings.

      The Committee maintains independence both in establishing its agenda and directly accessing various officers and employees of the Corporation.

      The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

 III. COMMITTEE MEMBERSHIP

      The Audit Committee is comprised of at least three Board members, none of whom has been an officer or employee of the Corporation, its subsidiaries or affiliates for the current year or any of the prior three years. Committee members are independent of management and free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a committee member. Each of the members of the Committee shall meet the requirements of being an "independent director" and "able to read and understand fundamental financial statements," as such qualifications are set forth in the rules of The Nasdaq Stock Market and interpreted by the Board. In addition, at least one member of the Committee shall have past employment experience in finance or accounting or financial oversight responsibilities that results in such person having "financial sophistication," again as such qualification is set forth in the rules of The Nasdaq Stock Market and interpreted by the Board.

 IV.  RESPONSIBILITIES

      The Audit Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and complying with applicable laws and regulations. Additionally, the Committee recognizes that financial management (including the internal audit staff), the independent accountants and the Corporation's compliance officers have more knowledge and more detailed information about the Corporation than do the members of the Committee. Consequently, in carrying out its oversight responsibilities it is not the duty of the Committee to plan or conduct audits or determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. It is also not the duty of the Committee to resolve disagreements, if any, between management and the independent accountants or to assure compliance with applicable laws and regulations.

     It is not the intent of this Audit Committee Charter to subject members of the Committee to any increased exposure to liabilities in excess of those generally imposed on members of the Board under applicable laws.

     The following functions shall be the common recurring activities of the
     Committee in carrying out its oversight responsibility.   These functions
     are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. In carrying out its responsibilities, the Committee:

     A. Maintains a channel of communication between the Board and each of (i) the independent accountants, (ii) the Vice President of Internal Audit Services and (iii) the Chief Compliance Officer, and provides sufficient opportunity for each to meet with the members of the Committee to discuss any matter within the scope of each's responsibilities.

     B. Reviews the internal audit functions of the Corporation and considers, in consultation with the independent accountants and the Vice President of Internal Audit Services, the adequacy of the internal controls.

     C. Reviews with management and the independent accountants the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent accountants' review of interim financial information pursuant to SAS 71. This review may be conducted, either in person or by telephone conference call, by the Chair of the Audit Committee, one or more other members of the Committee designated by the Chair, or the entire Committee.

     D. Reviews with management and the independent accountants at the completion of the annual audit of the Corporation's financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

         (1) the Corporation's annual financial statements and related footnotes;

         (2) the independent accountants' audit of the financial statements and their report;

         (3) any significant changes required in the independent accountants' examination plan;

         (4) any serious difficulties or disputes with management encountered during the course of the audit; and

         (5) other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

     E. Prepares and reviews the Audit Committee Report for inclusion in the proxy statement for the Corporation's annual meeting of stockholders. The Audit Committee Report must state whether the Audit Committee:

         (1) has reviewed and discussed the audited financial statements with management;

         (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

         (3) has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified, supplemented or replaced, and has discussed with the accountants their independence; and

         (4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Corporation's financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     F. Maintains, along with the Board, responsibility for the selection, evaluation and, where appropriate, replacement of the independent accountants, with selection for the ensuing calendar year being submitted to the stockholders for ratification or rejection at the annual meeting of shareholders.

     G. Recognizes that the independent accountants are ultimately accountable to the Board and the Audit Committee.

     H. Reviews the scope and results of the annual audit, the report of the audit, any related management letter, management's responses to recommendations made by the independent accountants, reports of the internal auditor that are material to the Corporation as a whole, and management's responses to those reports.

     I. Ensures the annual receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No. 1, actively engages in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants and takes, or recommends that the Board takes, appropriate action to oversee the independence of such accountants.

     J.  Reviews the independent accountants' compensation.

     K. Reviews the appointment and replacement of the Vice President of Internal Audit Services and the Chief Compliance Officer.

     L. Considers major changes and other major questions of choice respecting the appropriate auditing and accounting practices to be used in the preparation of the financials when presented by the independent accountants or management.

     M. Reviews the Code of Corporate Conduct formulated by management and reviews management's system for compliance therewith and communication thereof to all employees on a periodic basis.

     N. Reviews and reassesses the adequacy of the audit committee charter on an annual basis.

                              FRONT SIDE OF PROXY

                               US ONCOLOGY, INC.
                                ANNUAL MEETING
                                 MAY 10, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of US Oncology, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held May 10, 2001, or any adjournment thereof.


     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. RECEIPT OF THE PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS HEREBY ACKNOWLEDGED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 WHICH ARE BEING PROPOSED BY THE BOARD OF DIRECTORS OF US ONCOLOGY, INC.

                      (TO BE SIGNED ON THE REVERSE SIDE)



                              BACK SIDE OF PROXY

                     PLEASE MARK, DATE AND SIGN THIS PROXY

1.  ELECTION OF FOUR CLASS II DIRECTORS:
    Nominees: Nancy G. Brinker, Lloyd K. Everson, M.D., Stephen E. Jones, M.D.,
              Robert A. Ortenzio.
      VOTE FOR all nominees listed, except as marked to the contrary (if any).
              (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).
      WITHHOLD AUTHORITY to vote for all nominees listed above.

2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
       FOR            AGAINST        ABSTAIN

3. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


                                       Signature(s) of Stockholder(s)

                                       ______________________________________

                                       ______________________________________

                                       ______________________________________

                                       ______________________________________

                                       ______________________________________

                                       Dated: _________________________, 2001

                                       (Please sign exactly as shown hereon.
                                       Executors, administrators, guardians,
                                       trustees, attorneys, and officers signing for corporations should give full title. If a partnership or jointly owned, each owner should sign.)